                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-30584, 333-39268, and 333-92505) of iXL
Enterprises, Inc. of our report dated February 12, 2001, except as to Notes 2 and 22 which are as of August 23, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia
September 6, 2001